UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014 Acadia Realty Trust (the “Trust”), and Acadia Realty Limited Partnership (the “Partnership” and together with the Trust, the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Kenneth F. Bernstein, extending Mr. Bernstein’s position as President and Chief Executive Officer for a minimum of three years, and which is renewable for successive yearly periods. The Employment Agreement amends and restates in its entirety Mr. Bernstein’s existing employment agreement dated as of October 3, 1998, which was amended by a First Amendment dated as of January 1, 2001, a Second Amendment dated as of January 1, 2004, a Third Amendment dated as of January 1, 2006, a Fourth Amendment dated January 19, 2007, a Fifth Amendment dated August 5, 2008, a Sixth Amendment dated March 7, 2011 and a Seventh Amendment dated as of April 19, 2011. A new feature of the Employment Agreement is that Mr. Bernstein is now subject to a 15 month post-termination non-compete and non-poaching provision if his employment terminates under certain circumstances.

Under the terms of the Employment Agreement, Mr. Bernstein’s base salary is $568,500 and is subject to an annual review and adjustment by the Board of Trustees, based on recommendations of the Compensation Committee. In connection with the Employment Agreement, the Company will issue Mr. Bernstein an award of full-value shares with a fair value of $3,000,000, subject to vesting in equal installments over five years.

Pursuant to the Employment Agreement, each year during the term of Mr. Bernstein’s employment, the full Board of Trustees (excluding Mr. Bernstein), at the Compensation Committee’s recommendation, considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee and recommended for approval to the full Board of Trustees) and discretionary bonuses payable in cash, restricted share units, options, restricted LTIP units, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document, which is included as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amended and Restated Employment Agreement dated March 31, 2014 between the Company and Kenneth F. Bernstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: April 1, 2014	By: /s/ Jonathan Grisham

Name: Jonathan Grisham
Title: Sr. Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)        Exhibits

10.1	Amended and Restated Employment Agreement dated March 31, 2014 between the Company and Kenneth F. Bernstein.